February 26, 2010

Prospectus

Legg Mason

Capital Management

American Leading

Companies Trust

Class : Ticker Symbol

A	: LGAAX
C	: LMALX
R
R1
FI	: LGALX
I	: LGAMX

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this Prospectus is accurate or complete. Any statement to the contrary is a crime.

INVESTMENT PRODUCTS • NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

LEGG MASON GLOBAL TRUST, INC.

LEGG MASON CHARLES STREET TRUST, INC.

LEGG MASON INVESTMENT TRUST, INC.

LEGG MASON CAPITAL MANAGEMENT GROWTH TRUST, INC.

LEGG MASON INVESTORS TRUST, INC.

LEGG MASON CAPITAL MANAGEMENT SPECIAL INVESTMENT TRUST, INC.

LEGG MASON TAX-FREE INCOME FUND

LEGG MASON CAPITAL MANAGEMENT VALUE TRUST, INC.

SUPPLEMENT DATED MAY 21, 2010

TO THE PROSPECTUSES AND

STATEMENTS OF ADDITIONAL INFORMATION

OF THE FUNDS LISTED IN

SCHEDULE A

The following information supplements and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus.

Portfolio holdings

Portfolio holdings disclosure policy

A description of the funds’ policies and procedures with respect to the disclosure of their portfolio holdings is available in the SAI. The funds post their complete portfolio holdings at http://www.leggmason.com/individualinvestors/prospectuses (click on the name of the fund) on a quarterly basis. The funds intend to post their complete portfolio holdings 14 calendar days following the quarter-end. Each fund, except Legg Mason Investment Counsel Maryland Tax-Free Income Trust, intends to post partial information concerning the fund’s portfolio holdings (such as top ten holdings) on the Legg Mason Funds’ website, in fact sheets and other formats on a monthly basis. The funds intend to post this partial information 10 business days following each month-end. Such information will remain available until the next month’s or quarter’s holdings are posted.

The following supplements, and to the extent inconsistent therewith, supersedes the information contained in each of Legg Mason Global Opportunities Bond Fund and Legg Mason International Opportunities Bond Fund’s Prospectus and Statement of Additional Information.

Effective May 21, 2010, Legg Mason Global Opportunities Bond Fund will be renamed Legg Mason BW Global Opportunities Bond Fund and Legg Mason International Opportunities Bond Fund will be renamed Legg Mason BW International Opportunities Bond Fund. There will be no change to each Fund’s investment objectives or investment policies as a result of the name changes.

The following information supplements and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Statement of Additional Information.

Disclosure of Portfolio Holdings

Each Board has adopted the following policy with respect to the disclosure of each fund’s portfolio holdings. Each Board believes the policy is in the best interests of the funds and their shareholders and that it strikes an appropriate balance between the desire of investors for information about the funds’ portfolio holdings and the need to protect the funds from potentially harmful disclosures. The extent of these disclosures and when they will be made was reviewed and approved by each Board upon the recommendations of the funds’ investment adviser. Each Board will be provided with reports regarding any determinations made by the Chief Compliance Officer pursuant to the policy and any other material issues arising under the policy and can exercise oversight over the operation of the policy.

Policy. Except as described below, no portfolio holdings information of a fund shall be provided to any individual, investor, or other person or entity unless specifically authorized by the Chief Compliance Officer or a person authorized by the Chief Compliance Officer.

Public Disclosure of Portfolio Holdings. Each fund distributes complete portfolio holdings information to its shareholders through semi-annual and annual reports first mailed to shareholders within sixty days after period end. Such semi-annual and annual reports are also made available to the public through postings at the same time on the Legg Mason Funds’ website at http://www.leggmason.com/individualinvestors (click on the name of the fund). Additionally, complete portfolio holdings information is filed with the SEC on Form N-Q for the first and third quarters of the funds’ fiscal year. Each of the fund’s reports and their Form N-Q filings are available at the website of the SEC at http://www.sec.gov.

Complete portfolio holdings information may be provided to shareholders and other persons on a quarterly basis no sooner than 15 calendar days following the quarter-end, provided that such information has been made available to the public through a posting on the Legg Mason Funds’ website or by the filing of Form N-Q or Form N-CSR in accordance with SEC rules. The funds intend to post their complete portfolio holdings 14 calendar days following the quarter-end.

Partial information concerning each fund’s portfolio holdings (such as top ten holdings or sector breakdowns, for example) may be provided to shareholders and other persons in fact sheets and other formats on a monthly basis no sooner than 11 business days after month-end, provided that such information has been made available to the public through postings on the Legg Mason Funds’ website at least one day previously.

Complete or partial portfolio holdings information may be included in responses to Requests for Proposal, Pitch Books or similar marketing materials, provided that such information is based only on the latest portfolio holdings information publicly available in accordance with the funds’ policy.

Non-Public Dissemination of Portfolio Holdings Information. From time to time it may be necessary to disclose portfolio holdings that are not publicly available, to certain third parties. Such entities may be provided with information more current than the latest publicly-available portfolio holdings only if the Chief Compliance Officer determines that 1) more current information is necessary in order for the third party to complete its task, 2) the fund has a legitimate need for disclosing the information, and 3) the third party has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s), and not to trade securities on the basis of the information. No consideration may be received by any party for providing non-public portfolio holdings information to any third party, except consideration received by each fund in connection with the services being provided to it by the third party which receives the non-public information. The adviser and its affiliates shall not be deemed to have received consideration solely by the fact that services provided to each fund may result in sales of fund shares.

At the present time, the funds have ongoing arrangements with the following parties to provide them with non-public portfolio holdings information:

Service Providers:

State Street Bank and Trust Company—Information is provided daily with no time lag.

PricewaterhouseCoopers LLP—Information is provided as needed with no time lag.

K&L Gates LLP—Information is provided with Board materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

Vedder Price P.C.—Information is provided with Board materials approximately four to six weeks after quarter-end and may be provided at other times as needed with no time lag.

Other Third Parties:

Lipper Analytical Services Corporation—Information is provided quarterly with a time lag of six business days.

Bloomberg L.P.—Information is provided quarterly with a time lag of six business days.

A.S.A.P. Advisor Services, Inc.—Information is provided quarterly with a time lag of eight to ten business days.

Callan Associates Inc.—Information is provided quarterly with a time lag of eight to ten business days.

Cambridge Associates LLC—Information is provided quarterly with a time lag of eight to ten business days.

eVestment Alliance—Information is provided quarterly with a time lag of eight to ten business days.

Informa Investment Solutions—Information is provided quarterly with a time lag of eight to ten business days.

Mercer LLC—Information is provided quarterly with a time lag of eight to ten business days.

Morningstar—Information is provided quarterly with a time lag of eight to ten business days.

Prima Capital—Information is provided quarterly with a time lag of eight to ten business days.

Rogerscasey—Information is provided quarterly with a time lag of eight to ten business days.

Wilshire Associates Inc.—Information is provided quarterly with a time lag of eight to ten business days.

FactSet Research Systems, Inc.—Information is provided daily with no time lag.

Macgregor Professional Services—Information is provided as needed with no time lag.

Cabot Research, LLC—Information is provided weekly with no time lag.

DST Global Solutions Limited—Information is provided monthly with a time lag of six business days.

Fidelity Investments—Information is provided quarterly with a time lag of five business days.

In all cases, the party receiving the information has agreed in writing (or is otherwise required by virtue of a written code of ethics, professional responsibility, governmental or SRO rules or fiduciary duty) to keep the information confidential, to use it only for the agreed-upon purpose(s) and not to trade securities on the basis of such information.

Additionally, each fund may occasionally reveal certain of its current portfolio holdings information to brokerdealers in connection with that broker-dealer executing securities transactions on behalf of the fund. In such a case, a fund does not enter into a formal confidentiality agreement with the broker-dealer but relies on the broker-dealer’s obligations based on statutes, rules, and fiduciary obligations, not to trade based on the information or otherwise use it improperly. The fund would not continue to conduct business with a broker dealer whom the adviser believed was misusing the disclosed information.

Each Board, officers, and certain LMIS employees, including the funds’ accounting, legal, compliance, marketing, administrative personnel and members of certain LMIS committees or groups, have access to each fund’s portfolio holdings information prior to the time it is made public. All such persons are subject to a Code of Ethics that requires that portfolio holdings information be kept confidential and that they not trade securities on the basis of such information.

Each fund may also provide certain information (other than complete portfolio holdings) as set forth in paragraphs 1 and 2 below that is related to each fund’s portfolio holdings or derived from each fund’s portfolio holdings to individual and institutional shareholders, prospective shareholders, intermediaries working on behalf of these persons (including consultants and fiduciaries of 401(k) plans), and the media even if the information has not been made publicly available on the Legg Mason Funds’ website or in other published form, so long as the Chief Compliance Officer determines that the fund has a legitimate business purpose for disclosing the information and the dissemination cannot reasonably be seen to give the recipient an advantage in trading fund shares or in any other way harm the fund or its shareholders.

1. A small number of portfolio holdings (including information that a fund no longer holds a particular security). However, information about a security may not be released if it could reasonably be seen to interfere with the current or future purchase or sale activities of the fund or is contrary to applicable law. In this respect, information about intended or ongoing transactions may not be released. However, such disclosure may not be made pursuant to ongoing arrangements with third parties to make such information available.

2. General information about the portfolio holdings that cannot be used to determine the fund’s portfolio holdings or any portion thereof. This would include such characteristics of the fund as portfolio volatility, median capitalization, percentages of international and domestic securities, sector allocations, yields, performance attribution, types of bonds, term structure exposure, bond maturities, and duration.

The Chief Compliance Officer may authorize another person to make the determinations required under this policy. If consistent with the best interests of the fund and its shareholders, such determinations (whether made by the Chief Compliance Officer or his/her designee) do not necessarily need to be made each time the information is disclosed. For example, such determinations may be made with respect to general categories or information or a particular type of information disclosed to a particular third party or category of third party.

The following information footnotes the information contained in the table showing the director/trustees’ ownership of shares of the Funds in each Fund’s Statement of Additional Information.

* As of March 18, 2010, Mr. Odenath beneficially owned shares of the funds with an aggregate value between $50,001—$100,000; consisting of Legg Mason Global Opportunities Bond Fund with a value between $10,001—$50,000; Legg Mason Batterymarch Emerging Markets Trust with a value between $10,001—$50,000; Legg Mason Capital Management Special Investment Trust with a value between $1—$10,000; and Legg Mason Capital Management Value Trust with a value between $1—$10,000.

SCHEDULE A

Fund	Prospectus and SAI Date
Legg Mason Global Asset Management Trust
Legg Mason International Opportunities Bond Fund	April 30, 2010
Legg Mason Strategic Real Return Fund	February 26, 2010, as supplemented
Legg Mason Manager Select Large Cap Growth Fund	December 1, 2009, as supplemented
Legg Mason Manager Select Large Cap Value Fund	December 1, 2009, as supplemented
Legg Mason Global Trust, Inc.
Legg Mason Batterymarch Emerging Markets Trust	April 30, 2010
Legg Mason Batterymarch International Equity Trust	April 30, 2010
Legg Mason Charles Street Trust, Inc.
Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio	April 30, 2010
Legg Mason Global Opportunities Bond Fund	April 30, 2010
Legg Mason Investment Trust, Inc.
Legg Mason Capital Management Opportunity Trust	April 30, 2010
Legg Mason Capital Management Growth Trust, Inc.	February 26, 2010, as supplemented
Legg Mason Investors Trust, Inc.
Legg Mason Capital Management American Leading Companies Trust	February 26, 2010, as supplemented
Legg Mason Capital Management Special Investment Trust, Inc.	February 26, 2010, as supplemented
Legg Mason Tax-Free Income Fund
Legg Mason Investment Counsel Maryland Tax-Free Income Trust	August 1, 2009, as supplemented
Legg Mason Capital Management Value Trust, Inc.	February 26, 2010, as supplemented

LMFX012594

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

LEGG MASON CHARLES STREET TRUST, INC.

LEGG MASON CAPITAL MANAGEMENT GROWTH TRUST, INC.

LEGG MASON GLOBAL TRUST, INC.

LEGG MASON INVESTMENT TRUST, INC.

LEGG MASON INVESTORS TRUST, INC.

LEGG MASON CAPITAL MANAGEMENT SPECIAL INVESTMENT

TRUST, INC.

LEGG MASON TAX-FREE INCOME FUND

LEGG MASON CAPITAL MANAGEMENT VALUE TRUST, INC.

SUPPLEMENT DATED MARCH 12, 2010 TO THE PROSPECTUSES AND

STATEMENTS OF ADDITIONAL INFORMATION OF THE FUNDS LISTED IN

SCHEDULE A

The following information supplements and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus.

Frequent purchases and redemptions of fund shares

Frequent purchases and redemptions of fund shares may interfere with the efficient management of the funds, increase fund transaction costs, and have a negative effect on the funds’ long-term shareholders. For example, in order to handle large flows of cash into and out of a fund, the portfolio managers may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund’s investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from a fund’s performance. In addition, the return received by long-term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that a fund’s share price, which is determined at the close of the NYSE on each trading day, does not accurately reflect the value of the fund’s investments. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

Because of the potential harm to funds sold by LMIS (the funds’ distributor) and their long-term shareholders, the Board has approved policies and procedures that are intended to detect and discourage excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, a fund may limit additional exchanges or purchases of fund shares by shareholders who are believed by the manager to be engaged in these abusive trading activities in the fund or in other funds sold by LMIS. In the event that an exchange or purchase request is rejected, the shareholder may nonetheless redeem its shares. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of fund shares.

Under the funds’ policies and procedures, the funds reserve the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever a pattern of excessive trading by a shareholder is detected in funds distributed by LMIS. A committee established by the manager administers the policy. The policy provides that the committee may take action, which may include using its best efforts to restrict a shareholder’s trading privileges in LMIS distributed funds, if that shareholder has engaged in one or more “Round Trips” across all LMIS distributed funds. However, the committee has the discretion to determine that action is not necessary if it is determined that the pattern of trading is not abusive or harmful. In making such a determination, the committee will consider, among other things, the nature of the shareholder’s account, the reason for the frequent trading, the amount of trading and the particular funds in which the trading has occurred. Additionally, the committee has the discretion to make inquiries or to take any action against a shareholder whose trading appears inconsistent with the frequent trading policy, regardless of the number of Round Trips. Examples of the types of actions the committee may take include heightened surveillance of a shareholder account, providing a written warning letter to an account holder, restricting the shareholder from purchasing additional shares in a fund altogether or imposing other restrictions (such as requiring purchase orders to be submitted by mail) that would deter the shareholder from trading frequently in the funds. The committee will generally follow a system of progressive deterrence, although it is not required to do so.

A “Round Trip” is defined as a purchase (including subscriptions and exchanges) into a fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase. Purchases and sales of a fund’s shares pursuant to an automatic investment plan or similar program for periodic transactions are not considered in determining Round Trips. These policies and procedures do not apply to money market funds sold by LMIS.

The policies apply to any account, whether a direct account or accounts with financial intermediaries such as investment advisers, broker-dealers or retirement plan administrators, commonly called omnibus accounts, where the intermediary holds fund shares for a number of its customers in one account. A fund’s ability to monitor trading in omnibus accounts may, however, be severely limited due to the lack of access to an individual investor’s trading activity when orders are placed through these types of accounts. There may also be operational and technological limitations on the ability of a fund’s service providers to identify or terminate frequent trading activity within the various types of omnibus accounts. LMIS has entered into agreements with intermediaries requiring the intermediaries to, among other things, help identify frequent trading activity and prohibit further purchases or exchanges by a shareholder identified as having engaged in frequent trading.

The funds have also adopted policies and procedures to prevent the selective release of information about the funds’ holdings, as such information may be used for market-timing and similar abusive practices.

The funds’ policies provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the Board reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the funds or other techniques that may be adopted in the future may not be effective, particularly where the trading takes place through certain types of omnibus accounts. Furthermore, a fund may not apply its policies consistently or uniformly, resulting in the risk that some shareholders may be able to engage in frequent trading while others will bear the costs and effects of that trading.

Although the funds will attempt to monitor shareholder transactions for certain patterns of frequent trading activity, there can be no assurance that all such trading activity can be identified, prevented or terminated. Monitoring of shareholder transactions may only occur in respect of shareholder transactions that exceed a certain transaction amount threshold, which may change from time to time. The funds reserve the right to refuse any client or reject any purchase order for shares (including exchanges) for any reason.

Portfolio holdings

Portfolio holdings disclosure policy

A description of the funds’ policies and procedures with respect to the disclosure of its portfolio holdings is available in the SAI. The funds post their complete portfolio holdings at http://www.leggmason.com/individualinvestors/prospectuses (click on the name of the fund) on a monthly basis. The funds intend to post their complete portfolio holdings 14 calendar days following the month-end. Each fund, except Legg Mason Investment Counsel Maryland Tax-Free Income Trust, intends to post partial information concerning the fund’s portfolio holdings (such as top ten holdings) on the Legg Mason Funds’ website, in fact sheets and other formats on a monthly basis. The funds intend to post this partial information 10 business days following each month-end. Such information will remain available until the next month’s holdings are posted.

Share price

Effective April 5, 2010, when the fund holds securities or other assets that are denominated in a foreign currency, the fund will normally use the currency exchange rates as of 4:00 p.m. (Eastern time)

The following information supplements and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Statement of Additional Information.

Complete portfolio holdings information may be provided to shareholders and other persons on a monthly basis no sooner than 15 calendar days following the month-end, provided that such information has been made available to the public through a posting on the Legg Mason Funds’ website or by the filing of Form N-Q or Form N-CSR in accordance with SEC rules. Partial information concerning the fund’s portfolio holdings (such as top ten holdings) may be provided to shareholders and other persons in fact sheets and other formats on a monthly basis no sooner than 11 business days after monthend, provided that such information has been made available to the public through postings on the Legg Mason Funds’ website at least one day previously.

Schedule A

Fund	Prospectus and SAI Date
Legg Mason Charles Street Trust, Inc.
Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio	May 1, 2009, as supplemented
Legg Mason Global Opportunities Bond Fund	September 1, 2009, as supplemented
Legg Mason Capital Management Value Trust, Inc.	February 26, 2010
Legg Mason Capital Management Special Investment Trust, Inc.	February 26, 2010
Legg Mason Investors Trust, Inc.
Legg Mason Capital Management American Leading Companies Trust	February 26, 2010
Legg Mason Capital Management Growth Trust, Inc.	February 26, 2010
Legg Mason Global Trust, Inc.
Legg Mason Batterymarch Emerging Markets Trust	May 1, 2009, as supplemented
Legg Mason Batterymarch International Equity Trust	May 1, 2009, as supplemented
Legg Mason Investment Trust, Inc.
Legg Mason Capital Management Opportunity Trust	May 1, 2009, as supplemented
Legg Mason Tax-Free Income Fund
Legg Mason Investment Counsel Maryland Tax-Free Income Trust	August 1, 2009, as supplemented
Legg Mason Global Asset Management Trust
Legg Mason International Opportunities Bond Fund	December 1, 2009
Legg Mason Strategic Real Return Fund	February 26, 2010
Legg Mason Manager Select Large Cap Growth Fund	December 1, 2009
Legg Mason Manager Select Large Cap Value Fund	December 1, 2009

Investment objective

Long-term capital appreciation and current income consistent with prudent investment risk.

Fees and expenses of the fund

The accompanying table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $25,000 in funds sold by Legg Mason Investor Services, LLC (“LMIS”), the fund’s distributor. More information about these and other discounts is available from your financial intermediary, in this Prospectus on page 17 under the heading “How to Invest” and in the fund’s statement of additional information (“SAI”) on page 31 under the heading “Sales Charge Waivers and Reductions.”

Shareholder fees (paid directly from your investment) (%)
	Class A	Class C	Class R	Class R1	Class FI	Class I
Maximum sales charge (load) imposed on purchases (as a % of offering price)	5.75	None	None	None	None	None
Maximum deferred sales charge (load) (as a % of the lower of net asset value at purchase or redemption) (may be reduced over time)	Generally, none	1.00	None	None	None	None
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)[1] (%)
	Class A	Class C	Class R	Class R1	Class FI	Class I
Management fees	0.70	0.70	0.70	0.70	0.70	0.70
Distribution and/or service (12b-1) fees++	0.25	1.00	0.50[2]	1.00	0.25[2]	None
Other expenses[3]	0.21	0.22	0.32	0.32	0.32	0.21
Total annual fund operating expenses	1.16	1.92	1.52	2.02	1.27	0.91
Fees foregone and/or expenses reimbursed	N/A	N/A	(0.07)	(0.07)	(0.07)	N/A
Total annual fund operating expenses after forgoing fees and/or reimbursing expenses[4]	1.16	1.92	1.45	1.95	1.20	0.91

[1]	The expense information in the table has been restated to reflect current fees.
[2]

The 12b-1 fee shown in the table reflects the amount at which the Board of Directors (the “Board”) has currently limited payments under the fund’s Class R and FI Distribution Plans. Pursuant to the Distribution Plans, the Board may authorize payment of up to 0.75% and 0.40% of the fund’s Class R and FI shares’ average net assets, respectively, without shareholder approval.

[3]	“Other expenses” for Class R, R1 and FI are based on estimated amounts for the current fiscal year. Actual expenses may differ from estimates.
[4]

The manager has agreed to forgo fees and/or reimburse operating expenses (other than interest, taxes, extraordinary expenses and brokerage commissions) so that total annual operating expenses are not expected to exceed 1.45%, 1.95% and 1.20% for Class R, R1 and FI shares, respectively. This arrangement cannot be terminated prior to December 31, 2011 without the Board’s consent. The manager is permitted to recapture amounts forgone or reimbursed to a class within three years after the year in which the manager earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above.

Example

This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:

•	You invest $10,000 in the fund for the time periods indicated

•	Your investment has a 5% return each year and the fund’s operating expenses remain the same

•	You reinvest all distributions and dividends without a sales charge

2	Legg Mason Capital Management American Leading Companies Trust

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Number of years you own your shares ($)	1 year	3 years	5 years	10 years
Class A (with or without redemption at end of period)	686	922	1,177	1.904
Class C (with redemption at end of period)	295	603	1,037	2,244
Class C (without redemption at end of period)	195	603	1,037	2,244
Class R (with or without redemption at end of period)	148	474	822	1,807
Class R1 (with or without redemption at end of period)	198	627	1,082	2,343
Class FI (with or without redemption at end of period)	122	395	689	1.526
Class I (with or without redemption at end of period)	93	291	505	1,120

Portfolio turnover. The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover may indicate higher transaction costs and may result in higher taxes when shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the fiscal year ended March 31, 2009, the fund’s portfolio turnover rate was 33.4% of the average value of its portfolio. During the most recent fiscal period ended October 31, 2009, the fund’s portfolio turnover rate was 9.0% of the average value of its portfolio.

Legg Mason Capital Management American Leading Companies Trust	3

Principal investment strategies

The fund invests primarily in securities that, in the adviser's opinion, offer the potential for capital appreciation and potential for current income. Under normal circumstances, the fund will seek to achieve its objective by investing at least 80% of its net assets in common stocks of Leading Companies that are tied economically to the United States. At least 75% of the dollar amount of stocks held by the fund will have a recent history of paying dividends. The adviser defines a "Leading Company" as one that, in the opinion of the adviser, has attained a major market share in one or more products or services within one or more of its principal industries and possesses the potential to maintain or increase market share and profit in the future. Such companies are typically well known as leaders in their respective industries; most are found in the top half of the Standard & Poor's 500 Index ("S&P 500 Index"). The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser’s assessment of their intrinsic value.

Under normal circumstances, the adviser expects that the fund will own a minimum of 35 different securities. The adviser currently anticipates that the fund will not invest more than 20% of its net assets in foreign securities which is any security not economically tied to the United States.

During periods when the adviser believes the return on certain debt securities may equal or exceed the return on equity securities, the fund may invest up to 20% of its net assets in debt securities, including government, corporate and money market securities, consistent with its investment objective. The fund may invest in debt securities of any maturity of both foreign and domestic issuers. The debt securities in which the fund may invest, excluding investments in convertible securities, will be rated at least A by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"), or deemed by the adviser to be of comparable quality to a security with these ratings. The convertible securities in which the fund may invest will be rated at least BB by S&P or Ba by Moody's, or deemed by the adviser to be of comparable quality to a security with these ratings. Debt securities rated below BBB/Baa are commonly known as "junk bonds."

The fund may take temporary defensive and cash management positions; in such a case, the fund may not be pursuing its principal investment strategies and may not achieve its investment objective.

Certain risks

There is no assurance that the fund will meet its investment objective.

Risk is inherent in all investing. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the fund or your investment may not perform as well as other similar investments. As with all mutual funds, an investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The following is a summary description of certain risks of investing in the fund.

Market and interest rate risk. The market prices of the fund’s securities may go up or down, sometimes rapidly or unpredictably, due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Market prices of securities also may go down due to events or conditions that affect particular sectors or issuers. When market prices fall, the value of your investment will go down. In addition, the market prices of fixed income securities held by the fund may go down when interest rates rise. A rise in rates tends to have a greater impact on the price of longer term or duration fixed income securities. The recent financial crisis has caused a significant decline in the value and liquidity of many securities. Because these events are unprecedented, it is difficult to predict their magnitude or duration. The fund may experience a substantial or complete loss on any individual security.

Value investing risk. The value approach to investing involves the risk that stocks may remain undervalued or decline in price. Value stocks may underperform the overall equity market for a long period of time, for example, while the market concentrates on growth stocks. Although the fund will not concentrate its investments in any one industry or industry group, it may, like many value funds, weight its investments toward certain industries, thus increasing its exposure to factors adversely affecting issuers within those industries.

Portfolio selection risk. The value of your investment may decrease if the portfolio manager’s judgment about the attractiveness, value or market trends affecting a particular security, industry or sector, country or region, or about market movements is

4	Legg Mason Capital Management American Leading Companies Trust

incorrect. In addition, the investment models used by the adviser to evaluate securities or securities markets are based on certain assumptions concerning the interplay of market factors and do not assure successful investment.

Company risk. The fund may invest in securities that involve certain special circumstances that may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns.

Small and mid-sized company risk. The fund may invest in small- or mid-sized companies. Such companies may be more at risk than larger companies because, among other things, they may have limited product lines, operating history, markets or financial resources, or because they may depend on limited management groups. Securities of smaller companies may be more volatile, especially in the short term, and may have limited liquidity.

Foreign securities risk. The fund may invest in foreign securities. Foreign securities are subject to a number of additional risks, including nationalization or expropriation of assets, imposition of currency controls or restrictions, confiscatory taxation, political or financial instability and other adverse economic or political developments. Lack of information and less market regulation also may affect the value of these securities. Risks are greater for investments in emerging markets.

Credit risk. The market prices of fixed income securities held by the fund may go down if an issuer or guarantor of a security or a counterparty to a financial contract with the fund defaults or is downgraded, or if the value of the assets underlying a security declines. Junk bonds have a higher risk of issuer default, tend to be less liquid and may be more difficult to value. Subordinated securities will be disproportionately affected by a default or downgrade.

Call risk. Many fixed income securities provide that the issuer may repay them early. Accordingly, holders of callable securities may not benefit fully from the increase in value that other fixed income securities experience when rates decline.

Convertible securities risk. Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. The price of a convertible security often reflects such variations in the price of the underlying common stock in a way that non-convertible debt does not.

Cash management and defensive investing risk. The value of the investments held by the fund for cash management or defensive investing purposes may be affected by changing interest rates and by changes in credit ratings of the investments. If the fund holds cash uninvested it could be subject to the credit risk of the depository institution holding the cash. If a significant amount of the fund’s assets are used for cash management of defensive investing purposes, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

Valuation risk. The sales price the fund could receive for any particular portfolio investment may differ from the fund’s valuation of the investment, particularly for securities that trade in thin or volatile markets or that are valued using a fair value methodology. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive fewer shares or lower redemption proceeds than they would have received if the fund had not fair-valued the security or had used a different valuation methodology.

Risk of increase in expenses. Your actual costs of investing in the fund may be higher than the expenses shown in “Annual fund operating expenses” for a variety of reasons. For example, expense ratios may be higher than those shown if a fee limitation is changed or terminated or if average net assets decrease. Net assets are more likely to decrease and fund expense ratios are more likely to increase when markets are volatile.

Funds of funds investments. The fund may be an investment option for other Legg Mason-advised mutual funds that are managed as "funds of funds." As a result, from time to time, the fund may experience relatively large redemptions or investments and could be required to sell securities or to invest cash at a time when it is not advantageous to do so.

These risks are discussed in more detail later in this Prospectus or in the SAI.

Legg Mason Capital Management American Leading Companies Trust	5

Performance

The accompanying bar chart and table provide some indication of the risks of investing in the fund. The bar chart shows changes in the fund’s performance from year to year for Class C shares. The table shows the average annual total returns of each class of the fund that has been in operation for at least one full calendar year and also compares the fund’s performance with the average annual total returns of an index or other benchmark.

No performance information is presented for Class A, Class R, Class R1 and Class FI shares because Class A, Class R, Class R1 and Class FI shares were outstanding for less than a full calendar year as of December 31, 2009. The returns for Class A, Class R, Class R1 and Class FI shares would differ from those of other classes’ shares to the extent those classes bear different expenses. The fund makes updated performance information available at the fund’s website, http://www.leggmason.com/individualinvestors/products/mutual-funds/annualized_performance (select share class), or by calling Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432.

The fund’s past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

Sales charges are not reflected in the accompanying bar chart, and if those charges were included, returns would be less than those shown.

Total returns (before taxes) (%)

Best quarter (ended 06/30/2009): 23.85 Worst quarter (ended 12/31/2008): (27.23)

Average annual total returns (for periods ended December 31, 2009) (%)
	1 year	5 years	10 years	Since inception	Inception date

Class C
Return before taxes	29.78	(5.19)	(1.15)
Return after taxes on distributions	29.78	(5.61)	(1.38)
Return after taxes on distributions and sale of fund shares	19.36	(4.25)	(0.93)

Other Classes (Return before taxes only)
Class I	31.98	(4.25)	N/A	(0.37)	6/14/01
S&P 500 Index (reflects no deduction for fees, expenses or taxes)	26.46	0.42	(0.95)

The after-tax returns are shown only for Class C shares, are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns for classes other than Class C will vary from returns shown for Class C.

6	Legg Mason Capital Management American Leading Companies Trust

Management

Investment manager: Legg Mason Capital Management, Inc.

Portfolio manager: David E. Nelson, CFA, has been the portfolio manager of the fund since March 9, 1998.

Purchase and sale of fund shares

You may purchase, redeem or exchange shares of the fund each day the New York Stock Exchange is open, at the fund’s net asset value determined after receipt of your request in good order, subject to any applicable sales charge.

The fund’s initial and subsequent investment minimums generally are as follows:

Investment minimum initial/additional investment ($)
	Class A	Class C	Class R	Class R1	Class FI	Class I
General	1,000/50	1,000/50	N/A	N/A	N/A	N/A
Uniform Gifts or Transfers to Minor Accounts	1,000/50	1,000/50	N/A	N/A	N/A	N/A
IRAs	250/50	250/50	N/A	N/A	N/A	N/A
SIMPLE IRAs	None/None	None/None	N/A	N/A	N/A	N/A
Systematic Investment Plans	50/50	50/50	N/A	N/A	N/A	N/A
Clients of Eligible Financial Intermediaries	None/None	N/A	N/A	N/A	None/None	None/None
Retirement Plans with omnibus accounts held on the books of the fund	None/None	None/None	None/None	None/None	None/None	None/None
Other Retirement Plans	None/None	None/None	N/A	N/A	N/A	N/A
Institutional Investors	1,000/50	1,000/50	N/A	N/A	1 million/None	1 million/None

Your financial intermediary may impose different investment minimums.

For more information about how to purchase, redeem or exchange shares, and to learn which classes of shares are available to you, you should contact your financial intermediary, or, if you hold your shares or plan to purchase shares through the fund, you should contact the fund by phone (Funds Investor Services at 1-800-822-5544 or Institutional Shareholder Services at 1-888-425-6432) or by mail (Legg Mason Funds, P.O. Box 55214, Boston, MA 02205-8504).

Tax information

The fund’s distributions are taxable as ordinary income or capital gain, except when your investment is through an IRA, 401(k) or other tax-advantaged account.

Payments to broker/dealers and other financial intermediaries

The fund and its related companies may pay broker/dealers or other financial intermediaries (such as a bank) for the sale of fund shares and related services. These payments create a conflict of interest by influencing your broker/dealer or other intermediary or its employees or associated persons to recommend the fund over another investment. Ask your financial adviser or visit your financial intermediary’s website for more information.

Legg Mason Capital Management American Leading Companies Trust	7

More on the fund’s investment strategies, risks and investments

Legg Mason Capital Management American Leading Companies Trust was formerly known as Legg Mason American Leading Companies Trust.

The fund’s investment objective is long-term capital appreciation and current income consistent with prudent investment risk.

Investments tied economically to the United States

The adviser considers a number of factors to determine whether an investment is tied economically to the United States including: the primary trading market of the issuer’s securities; the issuer’s domicile, sources of revenue, and location of assets; whether the investment is included in an index generally considered representative of the United States securities markets; and whether the investment is exposed to the economic fortunes and risks of the United States.

Value discipline

The adviser follows a value discipline in selecting securities, and therefore seeks to purchase securities at large discounts to the adviser's assessment of their intrinsic value. Intrinsic value, according to the adviser, is the value of the company measured, to different extents depending on the type of company, on factors such as, but not limited to, the discounted value of its projected future free cash flows, the company's ability to earn returns on capital in excess of its cost of capital, private market values of similar companies and the costs to replicate the business. Qualitative factors, such as an assessment of the company's products, competitive positioning, strategy, industry economics and dynamics, regulatory frameworks and more, are also important. Securities may be undervalued due to, among other things, uncertainty arising from the limited availability of accurate information, economic growth and change, changes in competitive conditions, technological change, and changes in government policy or geopolitical dynamics.

Selling discipline

The adviser may decide to sell securities given a variety of circumstances, such as when a security no longer appears to offer a long-term above average risk-adjusted rate of return, when an investment opportunity arises that the adviser believes is more compelling, when the original reason for investing no longer applies, or to realize gains or limit potential losses.

Defensive investing and cash management

When cash is temporarily available, or for temporary defensive purposes, when the adviser believes such action is warranted by abnormal market, economic or other situations, the fund may invest without limit in investment grade, short-term debt instruments, including government, corporate and money market securities and repurchase agreements for such instruments. If the fund invests substantially in such instruments, it will not be pursuing its principal investment strategies and may not achieve its investment objective.

***

The fund’s investment objective and investment policies are non-fundamental and may be changed by the fund’s Board of Directors (the “Board”) without shareholder approval. The fund may not change its policy to invest at least 80% of its net assets in the type of securities suggested by its name (as described above), without providing shareholders at least 60 days prior written notice. For purposes of this 80% policy, net assets include any borrowings for investment purposes.

More on the risks of investing in the fund

Market and interest rate risk. The market price of securities owned by the fund may go up or down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the fund fall, the value of your investment in the fund will decline. The value of a security may fall due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest or currency rates, lack of liquidity in the markets or adverse investor sentiment. The equity and debt capital markets in the

8	Legg Mason Capital Management American Leading Companies Trust

United States and internationally have experienced unprecedented volatility. This financial crisis has caused a significant decline in the value and liquidity of many securities and may create a higher degree of volatility in the net asset values of many mutual funds, including the fund. This environment could make identifying investment risks and opportunities using past models of the interplay of market forces especially difficult. These market conditions may continue or get worse. Changes in market conditions will not have the same impact on all types of securities. The value of a security may also fall due to specific conditions that affect a particular sector of the securities market or a particular issuer.

The prices of equity securities generally fluctuate more than those of fixed income securities. A variety of factors can affect the price of a particular company’s stock, and the prices of individual stocks generally do not all move in the same direction at the same time. These factors may include poor earnings reports, a loss of customers, litigation against the company or changes in government regulation affecting the company or its industry.

The value of fixed income securities generally falls when interest rates rise. A change in interest rates will not have the same impact on all fixed income securities. Generally, the longer the maturity or duration of a fixed income security, the greater the impact of a rise in interest rates on the security’s value. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction.

Certain fixed income securities pay interest at variable or floating rates. Variable rate securities tend to reset at specified intervals, while floating rate securities may reset whenever there is a change in a specified index rate. In most cases, these reset provisions reduce the impact of changes in market interest rates on the value of the security.

Value investing risk. The value approach to investing involves the risk that value stocks may remain undervalued or decline in price. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, while the market concentrates on growth stocks. Although the fund will not concentrate its investments in any one industry or industry group, it may, like many value funds, weight its investments toward certain industries, thus increasing its exposure to factors adversely affecting issuers within those industries.

Portfolio selection risk. The portfolio manager’s judgment about the attractiveness, value or market trends affecting a particular security, industry or sector, country or region or about market movements may prove to be incorrect.

In addition, the investment models used by the adviser to evaluate securities or securities markets are based on certain assumptions concerning the interplay of market factors and do not assure successful investment. The markets or the prices of individual securities may be affected by factors not foreseen in developing the models.

Small and mid-sized company risk. Investing in the securities of smaller companies involves special risks. Small and mid-sized companies may not have established markets for their products or services and may have fewer customers and product lines. They may have more limited access to financial resources and may not have the financial strength to weather business downturns or adverse market conditions. Smaller companies may have unseasoned management or less depth in management skill than larger, more established companies. Smaller companies are often involved in actual or anticipated reorganizations or restructurings, which involve risks, including difficulty in obtaining information as to the financial conditions of such companies. Securities of smaller companies may be more volatile, especially in the short term, and may have limited liquidity. Small-sized companies may also be more difficult to value because few, if any, investment researchers regularly follow them. In addition to exhibiting greater volatility, small-cap and mid-cap stocks may fluctuate independently of larger-cap stocks, i.e., small-cap and/or mid-cap stocks may decline in price as the prices of large-cap stocks rise or vice versa.

Legg Mason Capital Management American Leading Companies Trust	9

More on the fund’s investment strategies, risks and investments cont’d

It is anticipated that some of the fund’s portfolio securities may not be widely traded and that the fund's position in these securities may be substantial in relation to the market for the securities. Accordingly, it may be difficult for the fund to dispose of these securities quickly at prevailing market prices, and market prices may not always be readily available for use in determining the fund’s net asset value.

Company risk. The fund may invest in securities that involve certain special circumstances that the adviser believes offer the opportunity for long-term capital appreciation. These investments may involve greater risks of loss than investments in securities of well-established companies with a history of consistent operating patterns. There is always a risk that the adviser will not properly assess the potential for an issuer’s future growth, or that an issuer will not realize that potential.

Foreign securities risk. Securities of foreign issuers (including those denominated in U.S. dollars, foreign currencies and securities issued by U.S. entities with substantial foreign operations) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country.

Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. In addition, the fund’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and other adverse economic and political developments. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply. The risks of foreign investment are greater for investments in emerging markets. Emerging market countries tend to have economic, political and legal systems that are less fully developed and are less stable than those of more advanced countries. Low trading volumes may result in a lack of liquidity and in extreme price volatility. The effect of recent, worldwide economic instability on specific foreign markets or issuers may be difficult to predict or evaluate.

Credit risk. If an obligor for a security held by the fund fails to pay, otherwise defaults or is perceived to be less creditworthy, the security’s credit rating is downgraded or the credit quality or value of any underlying assets declines, the value of your investment in the fund could decline. In addition, the fund may incur expenses to protect the fund’s interest in securities experiencing these events. Credit risk is broadly gauged by the credit ratings of the securities in which the fund invests. However, ratings are only the opinions of the companies issuing them and are not guarantees as to quality.

The fund is subject to greater levels of credit risk to the extent it invests in securities rated below BBB/Baa and unrated securities considered by the fund’s adviser to be of equivalent quality, commonly known as “junk bonds.” These securities have a higher risk of issuer default and are considered speculative. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of such securities to make principal and interest payments than is the case for higher grade debt securities.

Securities rated below BBB/Baa and unrated securities considered by the fund’s adviser to be of equivalent quality may be less liquid than higher-rated securities, which means the fund may have difficulty selling them at times, and may have to apply a greater degree of judgment in establishing a price for purposes of valuing shares of the fund.

Call risk. Many fixed income securities, especially those issued at high interest rates and with longer maturities, provide that the issuer may repay them early. Issuers often exercise this right when prevailing interest rates are lower than the interest rate of the security. Accordingly, holders of callable securities may not benefit fully from the increase in value that other fixed income securities experience when rates decline. Furthermore, the fund most likely would have to reinvest the proceeds of the payoff at current yields, which would be lower than those paid by the security that was paid off.

10	Legg Mason Capital Management American Leading Companies Trust

Convertible securities risk. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion or exchange, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yield on non-convertible debt.

The value of a convertible security is usually a function of (1) its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege, and (2) its worth, at market value, if converted into or exchanged for the underlying common stock. Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. The price of a convertible security often reflects such variations in the price of the underlying common stock in a way that non-convertible debt does not.

Cash management and defensive investing risk. The value of the investments held by the fund for cash management or defensive investing purposes may be affected by changing interest rates and by changes in credit ratings of the investments. If the fund holds cash uninvested it could be subject to the credit risk of the depository institution holding the cash. If a significant amount of the fund’s assets are used for cash management of defensive investing purposes, it may not be pursuing its principal investment strategies and may not achieve its investment objective.

Valuation risk. Many factors may influence the price at which the fund could sell any particular portfolio investment. The sales price may well differ-higher or lower-from the fund’s last valuation, and such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market conditions make it difficult to value some investments, the fund may value these investments using more subjective methods, such as fair value methodologies. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive a greater or lesser number of shares, or greater or lower redemption proceeds, than they would have received if the fund had not fair-valued the security or had used a different valuation methodology. The value of foreign securities, certain fixed income securities and currencies may be materially affected by events after the close of the market on which they are valued, but before the fund determines its net asset value.

Risk of increase in expenses. Your actual costs of investing in the fund may be higher than the expenses shown in “Annual fund operating expenses” for a variety of reasons. For example, expense ratios may be higher than those shown if a fee limitation is changed or terminated or if average net assets decrease. Net assets are more likely to decrease and fund expense ratios are more likely to increase when markets are volatile.

Funds of funds investments. The fund may be an investment option for other Legg Mason-advised mutual funds that are managed as "funds of funds." As a result, from time to time, the fund may experience relatively large redemptions or investments due to rebalancings of a fund of funds' portfolio. In the event of such redemptions or investments, the fund could be required to sell securities or to invest cash at a time when it is not advantageous to do so. The adviser may take such actions as it deems appropriate to minimize any adverse impact, considering the potential benefits of such investments to the fund and consistent with its obligations to the fund.

Please note that there are other factors that could adversely affect your investment and that could prevent a fund from achieving its objective. More information about risks appears in the SAI. Before investing, you should carefully consider the risks that you will assume.

Legg Mason Capital Management American Leading Companies Trust	11

Distribution plan and other compensation to dealers

Distributor of the fund’s shares:

LMIS, 100 International Drive, Baltimore, Maryland 21202, distributes the fund’s shares.

The fund has adopted plans under Rule 12b-1 with respect to its Class A, Class C, Class R, Class R1 and Class FI shares that allow it to pay fees for the sale of its shares and for services provided to the shareholders of that particular class. These fees are calculated daily and paid monthly. Because these fees are paid out of the fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

For Class A shares under the plan, the fund pays LMIS an annual service fee equal to 0.25% of the fund’s average daily net assets attributable to Class A shares.

For Class C shares under the plan, the fund pays LMIS an annual distribution fee equal to 0.75% of the fund’s average daily net assets attributable to Class C shares and an annual service fee equal to 0.25% of its average daily net assets attributable to Class C shares.

For Class R shares under the plan, the fund is authorized to pay LMIS an annual distribution fee in an amount up to 0.50% and an annual service fee in an amount up to 0.25% of the fund’s average daily net assets attributable to Class R shares. The Board has currently approved an annual distribution fee equal to 0.25% and an annual service fee equal to 0.25% of the fund’s average daily net assets attributable to Class R shares under the plan.

For Class R1 shares under the plan, the fund pays LMIS an annual distribution fee equal to 0.75% and an annual service fee equal to 0.25% of the fund’s average daily net assets attributable to Class R1 shares.

For Class FI shares under the plan, the fund is authorized to pay LMIS an annual distribution fee in an amount up to 0.15% and an annual service fee in an amount up to 0.25% of the fund’s average daily net assets attributable to Class FI shares. The Board has currently approved an annual service fee equal to 0.25% of the fund’s average daily net assets attributable to Class FI shares under the plan.

Other compensation to dealers:

LMIS, the adviser and/or their affiliates make payments for distribution, shareholder servicing, marketing and promotional activities and related expenses out of their profits and other available sources, including profits from their relationships with the fund. These payments are not reflected as additional expenses in the fee table contained in this Prospectus. The recipients of these payments may include LMIS and affiliates of the adviser, as well as non-affiliated broker/dealers, insurance companies, financial institutions and other financial intermediaries through which investors may purchase shares of the fund, including your financial intermediary. The total amount of these payments is substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any fund -related marketing or shareholder servicing activities. The payments described in this paragraph are often referred to as “revenue sharing payments.” Revenue sharing arrangements are separately negotiated.

Revenue sharing payments create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of the fund to you. Contact your financial intermediary for details about revenue sharing payments it receives or may receive. Revenue sharing payments, as well as payments under the shareholder services and distribution plan (where applicable), also benefit the adviser, LMIS and their affiliates to the extent the payments result in more assets being invested in the fund on which fees are being charged.

Salespersons and others entitled to receive compensation for selling or servicing fund shares may receive more with respect to one class than another.

12	Legg Mason Capital Management American Leading Companies Trust

More on management

Manager and administrator:

Legg Mason Capital Management, Inc. (“LMCM” or “adviser”) is the fund’s investment adviser and manager. LMCM is responsible for making investment decisions for the fund, including placing orders to buy, sell or hold a particular security. For its services during the fiscal period ended October 31, 2009 and the fiscal year ended March 31, 2009 the fund paid LMCM a fee equal to 0.70% and 0.69%, respectively, of its average daily net assets. LMCM had aggregate assets under management of approximately $15.9 billion as of October 31, 2009.

LMCM has delegated certain administrative responsibilities for the fund to Legg Mason Partners Fund Advisor, LLC (“LMPFA”). LMCM pays LMPFA a fee calculated daily and paid monthly of 0.05% of the average daily net assets of the fund.

A discussion regarding the basis for the Board of Directors’ approval of the continuation of the investment advisory and management agreement is available in the fund’s annual report to shareholders for the period ended March 31, 2009.

LMCM is located at 100 International Drive, Baltimore, Maryland 21202. LMPFA is located at 620 8th Avenue, 49th Floor, New York, NY 10018. LMCM, LMPFA and LMIS are wholly-owned subsidiaries of Legg Mason, Inc., a financial services holding company.

Portfolio management:

David E. Nelson, CFA, is the portfolio manager for the fund and has had primary responsibility for the day-to-day management of the fund since March 9, 1998. Mr. Nelson currently serves as Senior Vice President and Chairman of the Investment Policy Committee for LMCM.

The fund’s SAI provides information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of securities in the fund.

Expense limitation:

The manager has agreed to forgo fees and/or reimburse operating expenses (other than interest, taxes, extraordinary expenses and brokerage commissions), subject to recapture as described below. As a result, total annual operating expenses in the “Annual fund operating expenses” table are not expected to exceed 1.20%, 1.95%, 1.45%, 1.95%, 1.20%, and 0.95% for Class A, C, R, R1, FI and I shares, respectively. This arrangement is expected to continue until December 31, 2011, may be terminated prior to that date by agreement of the manager and the Board, and may be terminated at any time after that date by the manager. The arrangement, however, may be modified by the manager to decrease total annual operating expenses at any time. The manager is also permitted to recapture amounts forgone or reimbursed to a class within three years after the year in which the manager earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above. In no case will the manager recapture any amount that would result, on any particular business day of the fund, in the class’ total annual operating expenses exceeding this limit.

Shareholder eligibility

The fund offers six classes of shares: Class A, Class C, Class R, Class R1, Class FI and Class I. Each share class represents an investment in the same portfolio of securities, but is subject to different expenses, different distribution and shareholder servicing arrangements and different eligibility requirements for investing.

The fund generally will accept an application to establish a new account only if the beneficial owner has a U.S. address or, subject to the requirements of local law, is a U.S. citizen with a foreign address. Existing non-U.S. investors in the fund will not be permitted to establish new accounts to purchase fund shares, but will continue to be able to purchase shares in the fund through their existing accounts.

Summarized below are the eligibility requirements for each share class. Once you determine which share class is available to you for investment, you should follow the purchasing instructions beginning on page 17.

Legg Mason Capital Management American Leading Companies Trust	13

Shareholder eligibility cont’d

You can buy shares through banks, brokers, dealers, insurance companies, investment advisers, financial consultants, mutual fund supermarkets and other financial intermediaries that have entered into an agreement with LMIS to sell shares of the fund (“Financial Adviser”). You can also buy shares directly from the fund.

The fund reserves the right to revise the minimum initial investment and other eligibility requirements at any time. In addition, the fund may waive the minimum initial investment requirements in its sole discretion.

Retirement Plans

Retirement Plans with omnibus accounts held on the books of the fund can generally invest in five classes of shares: Class C, Class R, Class R1, Class FI and Class I shares. Class C shares are not available through a Financial Adviser if the Financial Adviser makes Class R1 shares available.

Class A shares are not offered through Financial Advisers for Retirement Plans with omnibus accounts held on the books of the fund, with limited exceptions. Class A shares are not available to new Retirement Plan investors through a Financial Adviser if the Financial Adviser makes Class FI shares available. Please see below for additional information.

“Retirement Plans” include 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing plans, non-qualified deferred compensation plans and other similar employer-sponsored retirement plans. Retirement Plans do not include individual retirement vehicles, such as traditional and Roth IRAs, Coverdell education savings accounts, individual 403(b)(7) custodial accounts, Keogh plans, Section 529 college savings plans, SEPs, SARSEPs, SIMPLE IRAs or similar accounts. Although Retirement Plans with omnibus accounts held on the books of the fund are not subject to minimum initial investment requirements for any of these share classes, certain investment minimums may be imposed by a financial intermediary. LMIS may impose certain additional requirements. Please contact your Financial Adviser for more information.

Other Retirement Plans

Other Retirement Plans can generally invest in two classes of shares: Class A and Class C. “Other Retirement Plans” include Retirement Plans investing through brokerage accounts, and also include certain Retirement Plans with direct relationships to the fund that are neither institutional investors nor investing through omnibus accounts. Individual retirement vehicles, such as IRAs, may also choose between these share classes. Other Retirement Plans and individual retirement vehicles are treated like individual investors for purposes of determining sales charges and any applicable sales charge reductions or waivers.

Class A and Class C shares

When choosing whether to buy Class A or Class C shares, you should consider:

•	How much you plan to invest

•	How long you expect to own the shares

•	The expenses paid by each class detailed in the “Fees and Expenses of the Fund” section of this Prospectus

•	Whether you qualify for any reduction or waiver of sales charges

If you plan to invest a large amount and your investment horizon is five years or more, Class C shares might not be as advantageous as Class A shares. The annual distribution and service fees on Class C shares may cost you more over the longer term than the front-end sales charge you would have paid for larger purchases of Class A shares. However, if you intend to invest for only a few years Class C shares might be more appropriate because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to shares redeemed one year or more after purchase.

For questions regarding your eligibility to invest in Class A or Class C shares, contact your Financial Adviser or the fund at 1-800-822-5544.

14	Legg Mason Capital Management American Leading Companies Trust

Class R, Class R1, Class FI and Class I shares

For questions regarding your eligibility to invest in Class R, Class R1, Class FI or Class I shares, call 1-888-425-6432 or contact your financial intermediary. You may be required to provide appropriate documentation confirming your eligibility to invest in these share classes.

The following classes of investors may purchase Class R shares:

•	Retirement Plans with accounts held on the books of the fund through omnibus account arrangements (either at the plan level or at the level of the financial intermediary)

The following classes of investors may purchase Class R1 shares:

•	Retirement Plans with accounts held on the books of the fund through omnibus account arrangements (either at the plan level or at the level of the financial intermediary)

The following classes of investors may purchase Class FI shares:

•

Institutional investors who make an initial investment of at least $1 million in the fund. Generally, institutional investors are corporations, banks, trust companies, insurance companies, investment companies, foundations, endowments, pension and profit-sharing plans, and similar entities

•

Investors who invest in the fund through financial intermediaries that offer their clients Class FI shares through investment programs (such as (i) fee-based advisory or brokerage account programs, (ii) employee benefit plans such as 401(k), 457 or 403(b) retirement plans or (iii) college savings vehicles such as 529 plans) authorized by LMIS

The following classes of investors may purchase Class I shares:

•

Institutional investors who make an initial investment of at least $1 million in the fund. Generally, institutional investors are corporations, banks, trust companies, insurance companies, investment companies, foundations, endowments, pension and profit-sharing plans, and similar entities

•

Investors who invest in the fund through financial intermediaries that offer their clients Class I shares through investment programs (such as (i) fee-based advisory or brokerage account programs, (ii) employee benefit plans such as 401(k), 457 or 403(b) retirement plans or (iii) college savings vehicles such as 529 plans) authorized by LMIS

•

Shareholders of Class I of the fund as of the opening of regular trading on the New York Stock Exchange ("Exchange") on May 19, 2003 that have remained in the fund since that date may continue to purchase Class I shares of the fund. The minimum account size for such accounts is $500

•

The following persons are eligible to purchase Class I shares of the fund: 1) current employees of the fund’s manager and its affiliates; 2) current and former board members of investment companies managed by affiliates of Legg Mason; 3) current and former board members of Legg Mason; and 4) the immediate families of such persons. Immediate families are such person’s spouse, including the surviving spouse of a deceased board member, and children under the age of 21. For such investors, the minimum initial investment is $1,000 and the minimum for each purchase of additional shares is $50

Legg Mason Capital Management American Leading Companies Trust	15

Comparing the fund’s classes

The following table compares key features of the fund’s classes. You should review the fee table and example in the “Fees and Expenses of the Fund” section carefully before choosing your share class. Your Financial Adviser can help you decide which class meets your goals. Your Financial Adviser may receive different compensation depending upon which class you choose. Please contact your Financial Adviser regarding the availability of the fund.

Class	Key features	Initial sales charge	Contingent deferred sales charge	Annual distribution and/ or service fees
Class A	•Initial sales charge •You may qualify for reduction or waiver of initial sales charge •Generally lower annual expenses than Class C	Up to 5.75%; reduced or waived for large purchases and certain investors. No charge for purchases of $1 million or more	1.00% on purchases of $1 million or more if you redeem within 1 year of purchase; waived for certain investors	0.25% of average daily net assets
Class C	•No initial sales charge •Contingent deferred sales charge for only 1 year •Does not convert to Class A •Generally higher annual expenses than Class A	None	1.00% if you redeem within 1 year of purchase; waived for certain investors	1.00% of average daily net assets
Class R	•No initial or contingent deferred sales charge •Only offered to eligible Retirement Plans with omnibus accounts held on the books of the fund	None	None	Up to 0.75% of average daily net assets, currently limited to 0.50% of average daily net assets
Class R1	•No initial or contingent deferred sales charge •Only offered to eligible Retirement Plans with omnibus accounts held on the books of the fund	None	None	1.00% of average daily net assets
Class FI	•No initial or contingent deferred sales charge •Only offered to clients of financial intermediaries and eligible Retirement Plans	None	None	Up to 0.40% of average daily net assets, currently limited to 0.25% of average daily net assets
Class I	•No initial or contingent deferred sales charge •Only offered to institutional and other eligible investors and eligible Retirement Plans •Generally lower expenses than the other classes	None	None	None

16	Legg Mason Capital Management American Leading Companies Trust

How to invest

Purchasing Class A shares

Prior to opening an account you should consult the section “Shareholder Eligibility” on page 13, which outlines share class eligibility requirements as well as initial and subsequent investment minimums.

You can open an account by contacting your Financial Adviser. To open an account directly with the fund call the fund at 1-800-822-5544 or visit www.leggmason.com/individualinvestors for an account application.

Certain investment methods may be subject to lower minimum initial and/or subsequent investment amounts. In certain limited circumstances, the minimum initial and subsequent investment amounts may be waived. Contact your Financial Adviser or the fund with any questions regarding your investment options.

You buy Class A shares at the offering price, which is the net asset value plus a sales charge. You pay a lower rate as the aggregate size of your investment increases to certain levels called breakpoints. You do not pay a sales charge on the fund’s distributions or dividends you reinvest in additional Class A shares.

The table below shows the rate of sales charge you pay, depending on the amount you purchase. The table below also shows the amount of compensation that will be paid out of the sales charge to your Financial Adviser if you buy shares from one (“broker dealer commission”). Financial Advisers will also receive a service fee payable on Class A shares at an annual rate of up to 0.25% of the average daily net assets represented by the Class A shares serviced by them. For Class A shares sold directly by LMIS, LMIS will receive the sales charge imposed on purchases of Class A shares (or any contingent deferred sales charge paid on redemptions) and will retain the full amount of such sales charge.

Amount of investment ($)	Sales charge as % of offering price	Sales charge as % of net amount invested	Broker/dealer commission as % of offering price
Less than 25,000	5.75	6.10	5.00
25,000 but less than 50,000	5.00	5.26	4.25
50,000 but less than 100,000	4.50	4.71	3.75
100,000 but less than 250,000	3.50	3.63	2.75
250,000 but less than 500,000	2.50	2.56	2.00
500,000 but less than 750,000	2.00	2.04	1.60
750,000 but less than 1 million	1.50	1.52	1.20
1 million or more[1]	-0-	-0-	up to 1.00

[1]

LMIS may pay a commission of up to 1.00% to a Financial Adviser for purchase amounts of $1 million or more. In such cases, starting in the thirteenth month after purchase, the Financial Adviser will also receive an annual service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, LMIS will retain this fee. Where the Financial Adviser does not receive the payment of this commission from LMIS, the Financial Adviser will instead receive the annual service fee starting immediately after purchase. Please contact your Financial Adviser for more information.

Investments of $1,000,000 or more

You do not pay an initial sales charge when you buy $1,000,000 or more of Class A shares. However, if you redeem these Class A shares within one year of purchase, you will pay a contingent deferred sales charge of 1.00%. The contingent deferred sales charge is based on the net asset value at the time of purchase or redemption, whichever is less, and therefore you do not pay a sales charge on amounts representing appreciation or depreciation.

Each time you place a request to redeem shares, the fund will first redeem any shares in your account that are not subject to a contingent deferred sales charge and then the shares in your account that have been held the longest.

To have your Class A contingent deferred sales charge waived, you or your Financial Adviser must let the fund know at the time you redeem shares that you qualify for such a waiver.

Qualifying for a reduced Class A sales charge

There are several ways you can combine multiple purchases of Class A shares of funds distributed by LMIS to take advantage of the breakpoints in the sales charge schedule. In order to take advantage of reductions

Legg Mason Capital Management American Leading Companies Trust	17

How to invest cont’d

in sales charges that may be available to you when you purchase fund shares, you must inform your Financial Adviser or the fund if you are eligible for a letter of intent or a right of accumulation and if you own shares of other funds distributed by LMIS that are eligible to be aggregated with your purchases. If you or your Financial Adviser does not inform the fund that you are eligible for a reduction, you may not receive a sales charge discount to which you are otherwise entitled. Certain records, such as account statements of all relevant accounts in the fund family, may be necessary in order to verify your eligibility for reduced sales charges.

•	Accumulation Privilege – allows you to combine the current value of shares of the fund with other shares of funds distributed by LMIS that are owned by:

•	you; or

•	your spouse and children under the age of 21

with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

Shares of money market funds distributed by LMIS may be combined only if they were acquired by exchange from other funds offered with a sales charge.

Certain trustees and other fiduciaries may be entitled to combine accounts in determining their sales charge.

If you hold shares of funds distributed by LMIS in accounts at two or more Financial Advisers, please contact your Financial Advisers to determine which shares may be combined.

•

Letter of Intent – allows you to purchase Class A shares of funds distributed by LMIS over a 13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. At the time you enter into the letter of intent, you select your asset goal amount. Generally, purchases of shares of funds distributed by LMIS that are purchased during the 13-month period by:

•	you; or

•	your spouse and children under the age of 21

are eligible for inclusion under the letter, based on the public offering price at the time of the purchase, and any capital appreciation on those shares. In addition, you can include towards your asset goal amount the current value of any eligible holdings.

If you hold shares of funds distributed by LMIS in accounts at two or more Financial Advisers, please contact your Financial Advisers to determine which shares may be credited toward your letter of intent asset goal.

Shares of money market funds distributed by LMIS may be combined only if they were acquired by exchange from other funds offered with a sales charge.

If you do not meet your asset goal amount, shares in the amount of any sales charges due, based on the amount of your actual purchases, will be redeemed from your account.

Waivers for certain Class A investors

Class A initial sales charges are waived for certain types of investors, including:

•	Employees of Financial Advisers having dealer, service or other selling agreements with LMIS

•	Investors who redeemed at least the same amount of Class A shares of a fund distributed by LMIS in the past 60 days, if the investor’s Financial Adviser is notified

•	Directors and officers of any Legg Mason-sponsored fund

•	Employees of Legg Mason and its subsidiaries

•	Investors investing through certain Retirement Plans

If you qualify for a waiver of the Class A initial sales charge, you must notify your Financial Adviser or the transfer agent at the time of purchase and provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the initial sales charge waiver.

18	Legg Mason Capital Management American Leading Companies Trust

If you want to learn more about waivers or reductions of Class A initial sales charges, contact your Financial Adviser or the fund, consult the SAI or visit the Legg Mason Funds’ website, http://www.leggmason.com/individualinvestors, and click on the name of the fund.

Purchasing Class C shares

You buy Class C shares at net asset value without paying an initial sales charge. However, if you redeem your Class C shares within one year of purchase, you will pay a contingent deferred sales charge of 1.00%.

LMIS will generally pay Financial Advisers selling Class C shares a commission of up to 1.00% of the purchase price of the Class C shares they sell and LMIS will retain the contingent deferred sales charges and an annual distribution/service fee of up to 1.00% of the average daily net assets represented by the Class C shares serviced by these Financial Advisers until the thirteenth month after purchase. Starting in the thirteenth month after purchase, these Financial Advisers will receive an annual distribution/service fee of up to 1.00% of the average daily net assets represented by the Class C shares serviced by them.

Certain investment methods may be subject to lower minimum initial and/or subsequent investment amounts. In certain limited circumstances, the minimum initial and subsequent investment amounts may be waived. Contact your Financial Adviser or the fund with any questions regarding your investment options.

More about contingent deferred sales charges

The contingent deferred sales charge is based on the net asset value at the time of purchase or redemption, whichever is less, and therefore you do not pay a sales charge on amounts representing appreciation or depreciation.

In addition, you do not pay a contingent deferred sales charge:

•	When you exchange shares for shares of the same share class of another fund distributed by LMIS

•	On shares representing reinvested distributions and dividends

•	On shares no longer subject to the contingent deferred sales charge

To have your Class C contingent deferred sales charge waived, you or your Financial Adviser must let the fund know at the time you redeem shares that you qualify for such a waiver.

Each time you place a request to redeem shares, the fund will first redeem any shares in your account that are not subject to a contingent deferred sales charge and then the shares in your account that have been held the longest.

If you redeemed shares of a fund distributed by LMIS and paid a contingent deferred sales charge, you may, under certain circumstances, reinvest all or part of the redemption proceeds within 60 days in any other fund distributed by LMIS and receive pro rata credit for any contingent deferred sales charge imposed on the prior redemption. Please contact your Financial Adviser or the fund for additional information.

The fund’s distributor receives contingent deferred sales charges as partial compensation for its expenses in selling shares, including the payment of compensation to your Financial Adviser.

Contingent deferred sales charge waivers

The contingent deferred sales charge for Class C will generally be waived:

•	On payments made through certain systematic withdrawal plans

•	On certain distributions from a Retirement Plan

•	For Retirement Plans with omnibus accounts held on the books of the fund

•	For involuntary redemptions of small account balances

•	For 12 months following the death or disability of a shareholder

Legg Mason Capital Management American Leading Companies Trust	19

How to invest cont’d

If you want to learn more about waivers of contingent deferred sales charges, contact your Financial Adviser or the fund, consult the SAI or visit the Legg Mason Funds’ website, http://www.leggmason.com/individualinvestors, and click on the name of the fund.

Purchasing Class R, Class R1, Class FI and Class I shares

To obtain an application, please call Institutional Shareholder Services at 1-888-425-6432.

If you invest through a Financial Adviser, note that you may purchase shares only in accordance with the instructions and limitations of your Financial Adviser’s program. Your Financial Adviser may have different minimum investment requirements for investments in Class R, Class R1, Class FI and Class I shares than the minimum investment requirements described in this Prospectus.

Purchasing additional shares

Once your account is open, you may use the following methods to purchase additional shares of the fund.

Through your financial adviser
Your Financial Adviser can purchase shares of the fund on your behalf and provide information on other methods available to you for purchasing additional shares. Investments made through your Financial Adviser may be subject to transaction fees or other purchase conditions as set by your Financial Adviser. Your Financial Adviser may have different minimum investment requirements for investments in Class A and Class C shares than the minimum investment requirements described in this Prospectus. You should consult your Financial Adviser’s program literature for further information.
Directly with the fund
Mail

Mail your check, payable to Legg Mason Funds, to the following address with either an Additional Purchase Form or a note indicating the fund and share class you want to buy and your account number:

Legg Mason Funds

P.O. Box 55214

Boston, MA 02205-8504

Telephone or wire (Class A and Class C shares)

Call the fund at 1-800-822-5544 to arrange with your bank to transfer money directly from your checking or savings account. Wire transfers may be subject to a service charge by your bank.

The wire should state that the funds are for the purchase of shares of a specific fund and share class and include the account name and number.

Wire transfers (Class R, Class R1, Class FI and Class I shares)

Wire federal funds to State Street Bank and Trust Company, the fund’s custodian. Before wiring federal funds, you must first telephone Institutional Shareholder Services at 1-888-425-6432 to receive instructions for wire transfer. Please note that the following information will be required when calling: shareholder name; name of the person authorizing the transaction; account number; name of the fund and class of shares to be purchased; amount being wired; and name of the wiring bank.

The wire should state that the funds are for the purchase of shares of a specific fund and share class and include the account name and number.

Internet or TeleFund (Class A and Class C shares)	Visit www.leggmason.com/individualinvestors or call TeleFund, the automated telephone account management service, at 1-877-6-LMFUNDS (1-877-656-3863).

20	Legg Mason Capital Management American Leading Companies Trust

Contributions of eligible securities (Class R, Class R1, Class FI and Class I shares)

Shares may be purchased and paid for by the contribution of eligible portfolio securities, subject in each case to approval by the adviser. Approval will depend on, among other things, the nature and quality of the securities offered and the current needs of the fund. Investors who wish to purchase fund shares through the contribution of securities should contact Institutional Shareholder Services at 1-888-425-6432 for instructions.

Investors should realize that at the time of contribution they may recognize a gain or loss for tax purposes on securities contributed. The adviser, on behalf of the fund, has full discretion to accept or reject any securities offered as payment for shares. Securities will not be accepted in payment of fund shares from persons who are affiliated with the fund’s adviser or the fund.

Securities offered in payment for shares will be valued in the same way and at the same time the fund values its portfolio securities for the purpose of determining net asset value. (See “Calculation of Net Asset Value” below.)

Future First® Systematic Investment Plan (Class A and Class C shares)	Contact the fund to enroll in Legg Mason’s Future First® Systematic Investment Plan. This plan allows you to automatically invest a specific dollar amount at regular intervals. The transfer agent will transfer money directly from your checking or savings account or another Legg Mason Fund to purchase fund shares.

Additional information about purchases

The fund must receive your purchase order in good order (meaning that it is complete and contains all necessary information; for example, number of shares or dollar amount to be invested plus any applicable sales charge and name of the fund) before the close of regular trading on the Exchange, normally 4:00 p.m. (Eastern time), to receive that day’s price. Orders received after the close of the Exchange will be processed at the fund’s net asset value as of the close of the Exchange on the next day the Exchange is open. Orders received by your Financial Adviser before the close of regular trading on the Exchange and communicated to the fund on the following business day, will be processed at the net asset value determined on the day the order was received by the Financial Adviser. Certain Financial Advisers may have agreements to purchase shares of the fund with payment generally to follow the next business day, but no later than three business days after the order is placed. If payment is not received by that time, your order is subject to cancellation and you and the Financial Adviser could be held liable for resulting fees or losses. If you invest in the fund through a Financial Adviser, it is your Financial Adviser’s responsibility to transmit your order to the fund in a timely manner. If you purchase shares directly from the fund, your payment must accompany your order.

If you pay with a check or ACH transfer that does not clear or if your payment is not received in a timely manner, your purchase may be cancelled and you may be liable for any loss to the fund. The fund and its agents have the right to reject or cancel any purchase due to nonpayment.

When you purchase shares directly from the fund and have not identified a broker-dealer that has an agreement to distribute the fund, your order will be placed through LMIS, the fund’s distributor, which will provide shareholder services to you and will receive any distribution and service (12b-1) fees paid by the class of shares which you own. For more information regarding 12b-1 fees see “Distribution Plan” above.

Any shares purchased or received as a distribution will be credited directly to the investor’s account.

The fund may be available for purchase by Retirement Plans or savings plans, including 401(k) plans, 457 plans and 403(b) plans. The administrator of a plan or employee benefits office can provide participants or employees with detailed information on how to participate in the plan and how to elect the fund as an investment option. Participants in a Retirement Plan or savings plan may be permitted to elect different investment options, alter the amounts contributed to the plan, or change how contributions are allocated among investment options in accordance with the plan’s specific provisions.

Legg Mason Capital Management American Leading Companies Trust	21

How to invest cont’d

For questions about participant accounts, participants should contact their employee benefits office, the plan administrator or the organization that provides recordkeeping services for the plan. Investors who purchase shares through retirement plans should be aware that the plan administrator may aggregate purchase and redemption orders of participants in the plan. Therefore, there may be a delay between the time the investor places an order with the plan administrator and the time the order is forwarded to the fund for execution.

The fund may not be available for sale in certain states. Prospective investors should inquire as to whether the fund is available for sale in their state of residence.

Account registration changes:

Changes in registration or certain account options for accounts held directly with the fund must be made in writing. Medallion signature guarantees may be required. (See “ACCOUNT POLICIES – Medallion Signature Guarantee” below.) All correspondence must include the account number and must be sent to:

Legg Mason Funds

P.O. Box 55214

Boston, Massachusetts 02205-8504

22	Legg Mason Capital Management American Leading Companies Trust

How to redeem your shares

You can redeem your shares through any of the following methods. Redemptions are subject to contingent deferred sales charges described in “How to Invest” above.

Through your financial adviser
Your Financial Adviser can redeem shares of the fund on your behalf. Redemptions made through your Financial Adviser may be subject to transaction fees or other conditions as set by your Financial Adviser. You should consult your Financial Adviser’s program literature for further information.
Directly with the fund

Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians. Redemption proceeds can be mailed to your account address, sent to your bank by ACH transfer or wired to your bank account (provided that your bank information is already on file). Wire transfers may be subject to a service charge by your bank. For wire transfers, be sure that the fund has your bank account information on file.

All requests for redemption should indicate: 1) the number of shares or dollar amount to be redeemed and the investor’s account number; 2) the investor’s name and the names of any co-owners of the account, using exactly the same name or names used in establishing the account; 3) proof of authorization to request redemption on behalf of any co-owner of the account (please contact the fund for further details); and 4) the name, address and account number to which the redemption payment should be sent.

Payment of redemption proceeds normally will be made by wire one business day after receipt of a redemption request in good order. Additional documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.

Redemption requests may require a Medallion signature guarantee. (See “ACCOUNT POLICIES — Medallion Signature Guarantee.”)

Telephone (Class A and Class C shares)	Call the fund at 1-800-822-5544 to request a redemption. Please have the following information ready when you call: the name of the fund, dollar amount (or number of shares) to be redeemed and your account number.
Internet or TeleFund (Class A and Class C shares)	Redeem shares through the Internet at www.leggmason.com/individualinvestors or through TeleFund at 1-877-6-LMFUNDS (1-877-656-3863).
Mail

Send a letter to the fund requesting redemption of your shares to:

Legg Mason Funds

P.O. Box 55214

Boston, MA 02205-8504

The letter should be signed by each owner of the account exactly as the account is registered.

Fax (Class R, Class R1, Class FI and Class I shares)	Fax a request for redemption to the fund at 1-816-218-0462.

Additional information about redemptions:

The fund must receive your redemption order in good order (meaning that it is complete and contains all necessary information; for example, number of shares or dollar amount to be redeemed and name of the fund) before the close of regular trading on the Exchange, normally (4:00 p.m.), Eastern time, to receive that day’s price. However, orders received by your Financial Adviser by the close of regular trading on the

Legg Mason Capital Management American Leading Companies Trust	23

How to redeem your shares cont’d

Exchange and communicated to the fund on the following business day, will be effected at the net asset value determined on the day the order was received by your Financial Adviser. If you hold your shares through a Financial Adviser, it is your Financial Adviser’s responsibility to transmit your order to the fund in a timely manner.

The fund’s service providers will follow reasonable procedures to ensure the validity of any telephone, electronic or other redemption request, such as requesting identifying information from users or employing identification numbers. The fund and its service providers will not be responsible for any account losses due to fraudulent telephone, electronic or other orders that they reasonably believe to be genuine.

Payment of redemption proceeds of shares that were recently purchased by check or automatic investment arrangements or acquired through reinvestment of distributions paid on such shares by the fund may be delayed for up to ten days from the purchase date until the check or automatic investment has cleared.

The fund has reserved the right under certain conditions to redeem its shares in-kind by distributing portfolio securities in payment for redemptions. Shareholders who receive a redemption in-kind may incur costs to dispose of the securities they receive and may receive securities that are difficult to sell.

24	Legg Mason Capital Management American Leading Companies Trust

Account policies

Calculation of net asset value:

You may buy, exchange or redeem shares at their net asset value next determined after receipt of your request in good order, adjusted for any applicable sales charge. The fund’s net asset value per share is the value of its assets minus its liabilities divided by the number of shares outstanding. Net asset value is calculated separately for each class of shares.

The fund calculates its net asset value every day the Exchange is open. The fund generally values its securities and other assets and calculates its net asset value as of the close of regular trading on the Exchange, normally at 4:00 p.m. (Eastern time). If the Exchange closes at another time, the fund will calculate its net asset value as of the actual closing time. The Exchange is closed on certain holidays listed in the SAI.

In order to buy, redeem or exchange shares at a certain day’s price, you must place your order with your financial intermediary or the fund before the Exchange closes on that day. If the Exchange closes early on that day, you must place your order prior to the actual closing time. It is the responsibility of the financial intermediaries to transmit all orders to buy, exchange or redeem shares to the fund on a timely basis.

Valuation of the fund’s securities and other assets is performed in accordance with procedures approved by the Board. These procedures delegate most valuation functions to the adviser, which, in turn, uses independent third party pricing services approved by the Board. Under the procedures, assets are valued as follows:

•

Equity securities and certain derivative instruments that are traded on an exchange are valued at the closing price or, if that price is unavailable or deemed by the adviser not representative of market value, the last sale price. Where a security is traded on more than one exchange (as is often the case overseas), the security is generally valued at the price on the exchange considered by the adviser to be the primary exchange. In the case of securities not traded on an exchange, or if exchange prices are not otherwise available, the prices are typically determined by independent third party pricing services that use a variety of techniques and methodologies.

•

The valuations for fixed income securities and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of fair valuation techniques and methodologies. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value.

•

The valuations of securities traded on foreign markets and certain fixed income securities will generally be based on prices determined as of the earlier closing time of the markets on which they primarily trade, unless a significant event has occurred. When the fund holds securities or other assets that are denominated in a foreign currency, the fund will normally use the currency exchange rates as of 2:00 p.m. (Eastern time). The fund uses a fair value model developed by an independent third party pricing service to value foreign equity securities on days when a certain percentage change in the value of a domestic equity security index suggests that the closing prices on foreign exchanges may no longer represent the value of those securities at the time of closing of the Exchange. Foreign markets are open for trading on weekends and other days when the fund does not price its shares. Therefore, the value of the fund’s shares may change on days when you will not be able to purchase or redeem the fund’s shares.

•

If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the adviser to be unreliable, the market price may be determined by the adviser using quotations from one or more broker-dealers. When such prices or quotations are not available, or when the adviser believes that they are unreliable, the adviser may price securities using fair value procedures approved by the Board. These procedures permit, among other things, the use of a matrix, formula or other method that takes into consideration market indices, yield curves and other specific adjustments to determine fair value. Fair value of a security is the amount as determined by the adviser in good faith, that the fund might reasonably expect to receive upon a current sale of the security. The fund may also use fair value procedures if the adviser determines that a significant event has occurred between the time at which a market price is determined and the time at which the fund’s net asset value is calculated.

Legg Mason Capital Management American Leading Companies Trust	25

Account policies cont’d

Many factors may influence the price at which the fund could sell any particular portfolio investment. The sales price may well differ— higher or lower — from the fund’s last valuation, and such differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility. Moreover, valuing securities using fair value methodologies involves greater reliance on judgment than valuing securities based on market quotations. A fund that uses fair value methodologies may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the fund could obtain the value assigned to a security if it were to sell the security at approximately the time at which the fund determines its net asset value. Investors who purchase or redeem fund shares on days when the fund is holding fair-valued securities may receive a greater or lesser number of shares, or higher or lower redemption proceeds, than they would have received if the fund had not fair-valued the security or had used a different methodology.

Medallion signature guarantee:

When a Medallion signature guarantee is called for, the shareholder should have a Medallion signature guarantee stamped under his or her signature. The following institutions can typically provide you with a Medallion signature guarantee: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered securities dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies (each an “Eligible Guarantor Institution”). The fund and its agents reserve the right to reject any Medallion signature guarantee pursuant to written signature guarantee standards or procedures, which may be revised in the future to permit them to reject Medallion signature guarantees from Eligible Guarantor Institutions. The fund may change the signature guarantee requirements from time to time without prior notice to shareholders.

A Medallion signature guarantee may be required for the following situations:

•	remitting redemption proceeds to any person, address or bank account not on record;

•	making changes to the account registration after the account has been opened; and

•	transferring shares to an account in another Legg Mason Fund with a different account registration

Other:

Fund shares may not be held in, or transferred to, an account with any firm that does not have an agreement with LMIS or its affiliates.

Until May 14, 2010, if your account with the fund falls below $500, the fund may ask you to increase your balance. If after 60 days your account is still below $500, the fund may close your account and send you the proceeds. If your account is closed, you will not be eligible to have your account reinstated without the imposition of any sales charges that may apply to your new purchase. The fund will not require you to redeem accounts that fall below $500 solely as a result of a reduction in the fund’s net asset value.

Effective May 14, 2010, if at any time the aggregate net asset value of the fund shares in your account is less than $500 for any reason (including solely due to declines in net asset value and/or failure to invest at least $500 within a reasonable period), the fund reserves the right to ask you to bring your account up to the applicable minimum investment amount as determined by your fund or your Financial Adviser, as applicable. In such case, you shall be notified in writing and will have 60 days to make an additional investment to bring your account value up to the required level. If you choose not to do so within this 60-day period, the fund may close your account and send you the redemption proceeds. In the event your account is closed due to a failure to increase your balance to the minimum required amount, you will not be eligible to have your account subsequently reinstated without imposition of any sales charges that may apply to your new purchase. The fund may, with prior notice, change the minimum size of accounts subject to mandatory redemption, which may vary by class, or implement fees for small accounts.

The fund will not accept cash, money orders, traveler’s checks or credit card convenience checks. Third-party checks will not be accepted unless they are from another financial institution made for the purpose of transfer or rollover. The fund will accept non-retirement checks from other fund families and investment companies as long as the registration name on your fund account is the same as that listed on the check.

26	Legg Mason Capital Management American Leading Companies Trust

Federal anti-money laundering regulations require all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you sign your account application, you may be asked to provide additional information in order for the fund to verify your identity in accordance with these regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

The fund reserves the right to:

•	suspend the offering of shares permanently or for a period of time;

•	change its minimum investment amounts;

•

redeem shares if information provided in the application should prove to be incorrect in any manner judged by the fund to be material (i.e., in a manner such as to render the shareholder ineligible to purchase shares of that class);

•	waive the minimum investable assets requirement or the minimum initial investment for certain investors; and

•

delay sending out redemption proceeds for up to seven days if, in the judgment of the adviser, the fund could be adversely affected by immediate payment. The fund may delay redemptions beyond seven days, or suspend redemptions, only as permitted by the SEC or the Investment Company Act of 1940, as amended

Frequent trading of fund shares:

Frequent trading in the fund’s shares increases the fund’s administrative costs associated with processing shareholder transactions. In addition, frequent trading may potentially interfere with the efficient management of the fund’s portfolio and increase the fund’s costs associated with trading the fund’s portfolio securities. Under certain circumstances, frequent trading may also dilute the returns earned on shares held by the fund’s other shareholders. The fund therefore discourages frequent purchases and redemptions by shareholders.

The fund reserves the right to refuse any client or reject any purchase order for shares (including exchanges) for any reason. In particular, the Board has determined that the fund is not designed to serve as a vehicle for frequent trading in response to short-term fluctuations in the securities markets.

Under the fund’s frequent trading policy, the fund reserves the right to restrict or reject purchases of shares (including exchanges) without prior notice whenever the fund detects a pattern of excessive trading. The policy provides that the fund will use its best efforts to restrict a shareholder’s trading privileges in the funds distributed by LMIS if that shareholder has engaged in one or more “Round Trips” (defined below). The restriction on the number of Round Trips may change from time to time by amendment of the frequent trading policy. The fund may determine to restrict a shareholder from making additional purchases prior to engaging in one Round Trip. However, the fund has the discretion to determine that restricting a shareholder’s trading privileges is not necessary (or that a new limit on Round Trips should be established for the shareholder) if it is determined that the pattern of trading is not abusive or harmful to the fund. In making such a determination, the fund will consider, among other things, the nature of the shareholder’s account, the reason for the frequent trading and the amount of trading. Additionally, the fund has the discretion to make inquiries or to take action against any shareholder whose trading appears inconsistent with the frequent trading policy. Examples of the types of actions the fund may take to deter excessive trading in a shareholder account include restricting the shareholder from purchasing additional shares in the fund altogether or imposing other restrictions (such as requiring purchase orders to be submitted by mail) that would deter the shareholder from trading frequently in the fund.

A “Round Trip” is defined as a purchase (including subscriptions and exchanges) into the fund followed by a sale (including redemptions and exchanges) of the same or a similar number of shares out of the fund within 30 days of such purchase. Purchases and sales of fund shares pursuant to the Future First® Systematic Investment Plan and the Systematic Withdrawal Plan are not considered in determining Round Trips.

With respect to accounts where shareholder transactions are processed or records are kept by third-party intermediaries, the fund uses reasonable efforts to monitor such accounts to detect suspicious trading patterns. For any such account that is so identified, the fund will make such further inquiries and take such other actions as shall be considered necessary or appropriate to enforce the fund’s frequent trading policy

Legg Mason Capital Management American Leading Companies Trust	27

Account policies cont’d

against the shareholder(s) trading through such account and, if necessary, the third-party intermediary (retirement plan administrators, securities broker/dealers and mutual fund marketplaces) maintaining such account. The fund may accept undertakings from intermediaries to enforce frequent trading policies on behalf of the fund that provide a substantially similar level of protection against excessive trading. Shareholders who own shares of the fund through financial intermediaries should examine any disclosures provided by the intermediaries to determine what restrictions apply to the shareholders.

Although the fund will monitor shareholder transactions for certain patterns of frequent trading activity, there can be no assurance that all such trading activity can be identified, prevented or terminated.

Services for investors

If you hold shares through a Financial Adviser, you may acquire shares of another fund distributed by LMIS by an exchange only if your Financial Adviser has an agreement with LMIS with respect to the class of shares of the fund distributed by LMIS that you seek to acquire.

Below is a description of services provided to shareholders who own shares directly with the fund. You should contact your Financial Adviser to determine if it offers similar services to those listed below.

Confirmations and account statements:

You will receive a confirmation from the fund after each transaction (except a reinvestment of dividends or capital gain distributions, an investment made through the Future First® Systematic Investment Plan and withdrawals made through the Systematic Withdrawal Plan). Shareholders will receive periodic account statements.

To assist you in the management of your account you may direct the fund’s transfer agent to send copies of your confirmations and/or periodic statements to another party whom you designate, at no charge.

Systematic withdrawal plan:

Class A and Class C shareholders who are purchasing or already own shares of the fund with a net asset value of $5,000 or more may elect to make systematic withdrawals from the fund. The minimum amount for each withdrawal is $50 (prior to the deduction of any contingent deferred sales charge). Certain Class FI and Class I shareholders with an initial net asset value of $1,000,000 or more may also be eligible to make systematic withdrawals from the fund. These shareholders should contact the fund at 1-888-425-6432 to determine their account’s eligibility. Ordinarily, you should not purchase additional shares of the fund when you are a participant in the plan, because there are tax disadvantages associated with such purchases and withdrawals.

Exchange privilege:

You may exchange shares of the fund for the same class of shares of other funds distributed by LMIS except as otherwise described below.

Important information about exchanges: In each case, the fund and class into which you are exchanging must be eligible for sale in your state of residence. Be sure to read the current prospectus for the fund into which you are exchanging.

There is currently no fee for exchanges. Remember that an exchange is normally a taxable transaction unless you are investing through an IRA, 401(k) or other tax-advantaged account.

The fund reserves the right to terminate or modify the exchange privilege after at least 60 days’ prior written notice to shareholders.

Sales charges: In most instances, your shares will not be subject to an initial sales charge or a contingent deferred sales charge at the time of exchange. You may be charged an initial or contingent deferred sales charge if the shares being exchanged were not subject to a sales charge, for example if you are exchanging

28	Legg Mason Capital Management American Leading Companies Trust

shares you purchased in Western Asset Money Market Fund for Class A or Class C shares of a Legg Mason Fund. Your contingent deferred sales charge (if any) will continue to be measured from the date of your original purchase of shares subject to a contingent deferred sales charge and you will be subject to the contingent deferred sales charge of the fund that you originally purchased.

Mailing of shareholder communications:

If two or more members of your household are shareholders in any fund distributed by LMIS, you may elect to have all account communications for those funds combined in one convenient mailing by contacting the fund according to the instructions below. If you have previously elected to have your account communications combined, but wish to discontinue this service, please contact the fund per the instructions below.

Class A and Class C shareholders	Call 1-800-822-5544 or write to Legg Mason Funds, P.O. Box 55214, Boston, MA 02205-8504.
Class R, Class R1, Class FI and Class I shareholders	Call 1-888-425-6432 or write to Legg Mason Funds, P.O. Box 55214, Boston, MA 02205-8504.

Legg Mason Capital Management American Leading Companies Trust	29

Dividends, distributions and taxes

Dividends and distributions

The fund declares and pays dividends from any net investment income annually.

Contact your Financial Adviser to discuss what options are available to you for receiving your dividends and other distributions.

If you own shares directly with the fund, the following conditions apply:

•

your dividends and other distributions will be automatically reinvested in the distributing class of shares of the fund unless you elect to receive dividends and/or other distributions in cash (you do not pay a sales charge on reinvested distributions or dividends)

•

Class A and Class C shareholders who have a minimum account balance of $10,000 may request that their dividends and/or other distributions be invested in Class A and Class C shares, respectively, of another eligible Legg Mason Fund or Western Asset Money Market Fund, provided these funds are available for sale in your state (you do not pay a sales charge on reinvested distributions or dividends)

•	to change your election, you must notify the fund at least ten days before the next distribution is to be paid

•

if the postal or other delivery service is unable to deliver your distribution check, your distribution election will automatically be converted to having all dividends and other distributions reinvested in fund shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks

Taxes

The following discussion is very general and does not address investors subject to special rules, such as investors who hold shares in the fund through an IRA, 401(k) or other tax-advantaged account. Because each shareholder’s circumstances are different and special tax rules may apply, you should consult your tax adviser about your investment in the fund.

The fund distributes substantially all of its net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), the excess of net short-term capital gain over net long-term capital loss, and net realized gains from foreign currency transactions, if any, after the end of the taxable year in which the gain is realized. A second distribution of such gain(s) may be necessary in some years to avoid imposition of a federal excise tax.

Fund dividends and other distributions are taxable to investors (other than retirement plans and other tax-exempt investors) whether received in cash or reinvested in additional shares of the fund. Dividends from the fund’s investment company taxable income (which includes net investment income, the excess of net short-term capital gain over net long-term capital loss, and net gains from certain foreign currency transactions, all determined without regard to any deduction for dividends paid) are taxable as ordinary income, except that the part of the dividends that is “qualified dividend income” (i.e., dividends on stock of most U.S. corporations and certain foreign corporations with respect to which the fund satisfies certain holding period and other restrictions), if any, is subject to a maximum federal income tax rate of 15% (through December 31, 2010) for individual shareholders who satisfy those restrictions with respect to their shares on which the fund dividends are paid. Distributions of the fund’s net capital gain are taxable as long-term capital gain (also at a maximum 15% rate for individual shareholders through December 31, 2010), regardless of how long you have held your fund shares. A tax statement will be sent to you after the end of each year detailing the tax status of your distributions.

The fund’s dividend and interest income on, and gains it realizes from disposition of, foreign securities, if any, may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions.

The sale or exchange of fund shares may result in a taxable gain or loss, depending on whether the proceeds are more or less than the cost of your shares. Any capital gain an individual shareholder recognizes on a redemption or exchange through 2010 of his or her fund shares that have been held for more than one year will generally qualify for the 15% maximum federal income tax rate.

30	Legg Mason Capital Management American Leading Companies Trust

Dividends, distributions and taxes cont’d

As required by law, the fund will withhold 28% of all dividends, capital gain distributions and redemption proceeds otherwise payable to individuals and certain other non-corporate shareholders who do not provide the fund with a valid taxpayer identification number. The fund is also required to withhold 28% of all dividends and capital gain distributions otherwise payable to those shareholders who are otherwise subject to backup withholding.

Portfolio holdings disclosure policy

A description of the fund’s policies and procedures with respect to the disclosure of its portfolio holdings is available in the SAI. The fund’s complete portfolio holdings are available at http://www.leggmason.com/individualinvestors/prospectuses (click on the name of the fund) on a quarterly basis approximately 25 calendar days following the quarter-end, and partial information concerning the fund’s portfolio holdings (such as top ten holdings) is available on a monthly or quarterly basis on the Legg Mason Funds’ website, in fact sheets and other formats, at any time following month-end or quarter-end, respectively. Such information will remain available until the next month or quarter’s holdings are posted, as applicable.

Legg Mason Capital Management American Leading Companies Trust	31

Financial highlights

The financial highlights table is intended to help you understand the fund’s financial performance for the past five years or since inception. Prior to February 1, 2009, Class C shares were known as Primary Class shares. Prior to October 5, 2009, Class FI and Class I shares were known as Financial Intermediary Class and Institutional Class shares, respectively. Certain information reflects financial results for a single fund share. Total return represents the rate that an investor would have earned (or lost) on an investment in the fund, assuming reinvestment of all dividends and other distributions. Except where indicated, this information has been audited by the fund’s independent registered public accounting firm, PricewaterhouseCoopers, LLP, whose report, along with the fund’s financial statements, is incorporated by reference into the fund’s SAI (see back cover) and is included in the fund’s annual report. The fund’s annual report is available upon request by calling toll-free 1-800-822-5544 for holders of Class A and Class C shares or 1-888-425-6432 for holders of Class R, Class R1, Class FI and Class I shares. Class R, Class R1 and Class FI of the fund have not begun operations as of the date of this prospectus and therefore have no financial highlights to report.

Class A:	Period Ended October 31, 2009A	Period Ended March 31, 2009B
Net asset value, beginning of period	$9.40	$10.44
Investment operations:
Net investment incomeC	.03	.03
Net realized and unrealized gain/(loss)	4.10	(1.07)
Total from investment operations	4.13	(1.04)
Net asset value, end of period	$13.53	$9.40
Total returnD	43.94%	(9.96)%
Ratios to average net assets:E
Total expensesF	1.14%	1.34%
Expenses net of waivers and/or expense reimbursements, if anyF	1.13%	1.10%
Expenses net of all reductionsF	1.13%	1.10%
Net investment income	.46%	1.93%
Supplemental data:
Portfolio turnover rate	9.0%	33.4%
Net assets, end of period (in thousands)	$13,099	$9,877

A	For the period April 1, 2009 through October 31, 2009.

B	For the period February 3, 2009 (commencement of operations) to March 31, 2009.

[c]	Computed using average daily shares outstanding.

D

Performance figures, exclusive of sales charges, may reflect compensating balance credits, fee waivers and/or expense reimbursements. In the absence of compensating balance credits, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

E	Annualized.

F

Total expenses reflects operating expenses prior to any expense waivers, expense reimbursements and/or compensating balance credits. Expenses net of waivers and/or expense reimbursements reflects total expenses before compensating balance credits but net of any expense waivers and/or expense reimbursements. Expenses net of all reductions reflects expenses less any compensating balance credits, expense waivers and/or expense reimbursements.

32	Legg Mason Capital Management American Leading Companies Trust

Class CA:	Period Ended October 31, 2009B		Years Ended March 31,
			2009		2008		2007		2006	2005
Net asset value, beginning of period	$9.39		$19.52		$24.87		$24.59		$21.85	$19.85
Investment operations:
Net investment income/(loss)	(.02)	C	.09	C	.03	C	(.06)	C	.01	.00	D
Net realized and unrealized gain/(loss)	4.09		(10.07)		(3.81)		1.64		2.73	2.01
Total from investment operations	4.07		(9.98)		(3.78)		1.58		2.74	2.01
Distributions from:
Net investment income	—		(.10)		—		(.01)		—	(.01)
Net realized gain on investments	—		(.05)		(1.57)		(1.29)		—	—
Total distributions	—		(.15)		(1.57)		(1.30)		—	(.01)
Net asset value, end of period	$13.46		$9.39		$19.52		$24.87		$24.59	$21.85
Total returnE	43.34%		(51.32)%		(16.24)%		6.68%		12.54%	10.12%
Ratios to average net assets:
Total expensesF	1.88	%G	1.89%		1.83%		1.85%		1.86%	1.88%
Expenses net of waivers and/or expense reimbursements, if anyF	1.88	%G	1.88%		1.83%		1.85%		1.86%	1.88%
Expenses net of all reductionsF	1.88	%G	1.88%		1.83%		1.85%		1.86%	1.88%
Net investment income (loss)	(.28	)%G	.62%		.12%		(.23)%		.04%	(.01)%
Supplemental data:
Portfolio turnover rate	9.0%		33.4%		28.4%		19.0%		14.3%	19.4%
Net assets, end of period (in thousands)	$200,905		$159,944		$531,186		S765,000		$757,630	$654,019

A	On February 1, 2009, Primary Class shares were renamed Class C shares.

B	For the period April 1, 2009 through October 31, 2009.

[c]	Computed using average daily shares outstanding.

D	Amount less than $.01 per share.

E

Performance figures, exclusive of CDSC, may reflect compensating balance credits, fee waivers and/or expense reimbursements. In the absence of compensating balance credits, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

F

Total expenses reflects operating expenses prior to any expense waivers, expense reimbursements and/or compensating balance credits. Expenses net of waivers and/or expense reimbursements reflects total expenses before compensating balance credits but net of any expense waivers and/or expense reimbursements. Expenses net of all reductions reflects expenses less any compensating balance credits, expense waivers and/or expense reimbursements.

G	Annualized.

Legg Mason Capital Management American Leading Companies Trust	33

Financial highlights cont’d

Class IA:	Period Ended October 31, 2009B		Years Ended March 31,
			2009		2008		2007		2006	2005
Net asset value, beginning of period	$9.81		$20.57		$25.86		$25.33		$22.34	$20.28
Investment operations:
Net investment income	.05	C	.28	C	.31	C	.23	C	.22	.21
Net realized and unrealized gain/(loss)	4.28		(10.63)		(4.03)		1.67		2.82	2.06
Total from investment operations	4.33		(10.35)		(3.72)		1.90		3.04	2.27
Distributions from:
Net investment income	—		(.36)				(.08)		(.05)	(.21)
Net realized gain on investments	—		(.05)		(1.57)		(1.29)			—
Total distributions	—		(.41)		(1.57)		(1.37)		(.05)	(.21)
Net asset value, end of period	$14.14		$9.81		$20.57		$25.86		$25.33	$22.34
Total returnD	44.14%		(50.86)%		(15.37)%		7.77%		13.63%	11.21%
Ratios to average net assets:
Total expensesE	.89	%F	.87%		.79%		.82%		.84%	.90%
Expenses net of waivers and/ or expense reimbursements, if anyE	.89	%F	.86%		.79%		.82%		.84%	.90%
Expenses net of all reductionsE	.89	%F	.86%		.79%		.82%		.84%	.90%
Net investment income	.70	%F	1.61%		1.22%		.90%		1.09%	.99%
Supplemental data:
Portfolio turnover rate	9.0%		33.4%		28.4%		19.0%		14.3%	19.4%
Net assets, end of period (in thousands)	$12,008		$9,426		$68,559		$72,546		$41,476	$21,386

A	On October 5, 2009, Institutional Class shares were renamed Class I shares.

B	For the period April 1, 2009 through October 31, 2009.

[c]	Computed using average daily shares outstanding.

D

Performance figures may reflect compensating balance credits, fee waivers and/or expense reimbursements. In the absence of compensating balance credits, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

E

Total expenses reflects operating expenses prior to any expense waivers, expense reimbursements and/or compensating balance credits. Expenses net of waivers and/or expense reimbursements reflects total expenses before compensating balance credits but net of any expense waivers and/or expense reimbursements, Expenses net of all reductions reflects expenses less any compensating balance credits, expense waivers and/or expense reimbursements.

F	Annualized.

34	Legg Mason Capital Management American Leading Companies Trust

Privacy Policy

We are committed to keeping nonpublic personal information about you secure and confidential. This notice is intended to help you understand how we fulfill this commitment. From time to time, we may collect a variety of personal information about you, including:

•	Information we receive from you on applications and forms, via the telephone, and through our websites;

•	Information about your transactions with us, our affiliates, or others (such as your purchases, sales, or account balances); and

•	Information we receive from consumer reporting agencies.

We do not disclose nonpublic personal information about our customers or former customers, except to our affiliates (such as broker-dealers or investment advisers within the Legg Mason family of companies) or as is otherwise permitted by applicable law or regulation. For example, we may share this information with others in order to process your transactions or service an account. We may also provide this information to companies that perform marketing services on our behalf, such as printing and mailing, or to other financial institutions with whom we have joint marketing agreements. When we enter into such agreements, we will require these companies to protect the confidentiality of this information and to use it only to perform the services for which we hired them.

With respect to our internal security procedures, we maintain physical, electronic, and procedural safeguards to protect your nonpublic personal information, and we restrict access to this information.

If you decide at some point either to close your account(s) or become an inactive customer, we will continue to adhere to our privacy policies and practices with respect to your nonpublic personal information.

[This page is not part of the Prospectus]

Legg Mason

Capital Management American Leading Companies Trust

The following additional information about the fund is available upon request and without charge:

Statement of additional information (SAI) — The SAI is filed with the SEC and is hereby incorporated by reference into (is considered part of) this Prospectus. The SAI provides further information and additional details about the fund and its policies. The SAI is available free of charge at the Legg Mason Funds’ website listed below.

Annual and semi-annual reports — Additional information about the fund’s investments is available in the fund’s annual and semi-annual reports to shareholders. In the fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the fund’s performance during its last fiscal year. These reports are available free of charge at the Legg Mason Funds’ website listed below.

To request the SAI or any reports to shareholders, or to obtain more information:
Class A and Class C Shareholders	Class R, Class R1, Class FI and Class I Shareholders
Legg Mason Funds P.O. Box 55214 Boston, Massachusetts 02205-8504 1-800-822-5544 www.leggmason.com/individualinvestors	Legg Mason Funds P.O. Box 55214 Boston, Massachusetts 02205-8504 1-888-425-6432 www.leggmason.com/individualinvestors

Information about the fund, including the SAI, can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the fund are available on the EDGAR database on the SEC’s Internet site at www.sec.gov. Investors may also obtain this information, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

Investment Company Act

File Number: 811-7692

LMFX011840ST 03/2010